As filed with the Securities and Exchange Commission on December 12, 2024

Registration No. 033-35352 Registration No. 333-199640 Registration No. 333-205068 Registration No. 333-232668 Registration No. 333-273573
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to:
Form S-8 Registration Statement No. 033-35352
Form S-8 Registration Statement No. 333-199640
Form S-8 Registration Statement No. 333-205068
Form S-8 Registration Statement No. 333-232668
Form S-8 Registration Statement No. 333-273573

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Equity Commonwealth
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	04-6558834 (I.R.S. Employer Identification No.)
Two Riverside Plaza Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices, Including Zip Code)
Equity Commonwealth 2015 Omnibus Incentive Plan
(Full Title of the Plan)

David Helfand
Chair, Chief Executive Officer and President
Equity Commonwealth
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606
(312) 646 - 2800
(Name, address and telephone number, including area code, of agent for service)
Copy to:

Amy L. Blackman, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) are being terminated in anticipation of the Plan of Sale and Liquidation approved by the shareholders of Equity Commonwealth (the “Registrant”) on November 12, 2024. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of post-effective amendment to each of the Registration Statements (the “Post-Effective Amendments”), any common shares of beneficial interest, par value $0.01 per share, registered under the following Registration Statements which remain unsold at the termination of the offering: Registration Nos. 033-35352, 333-199640, 333-20506, 333-232668 and 333-273573.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 2024.
Equity Commonwealth
By: /s/ William H. Griffiths
Name: William H. Griffiths
Title: Executive Vice President, Chief Financial Officer and Treasurer
No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.